                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 21, 1999

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-19903                77-0294597
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)

980 UNIVERSITY AVENUE, LOS GATOS, CALIFORNIA                 95030-2375
  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (408) 399-8200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




                                       1.

ITEM 5.   OTHER EVENTS

         Stock Purchase and Reseller Agreements

     On June 20, 1999, Metricom, Inc., a Delaware corporation (the "Company"), entered into a Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") with MCI WorldCom, Inc., a Georgia corporation ("MCI WorldCom"), and Vulcan Ventures Incorporated, a Washington corporation ("Vulcan").

     Pursuant to the terms of the Stock Purchase Agreement, the Company will issue and sell to MCI WorldCom 30,000,000 shares of newly-designated Series A1 Preferred Stock at a price of $10 per share, and the Company will issue and sell to Vulcan 30,000,000 shares of newly-designated Series A2 Preferred Stock (collectively with the Series A1 Preferred Stock, the "Preferred Shares") at a price of $10 per share, for aggregate proceeds to the Company of $600,000,000 (the "Transaction"). Under the terms of a proposed Restated Certificate of Incorporation, attached as Exhibit A to the Stock Purchase Agreement (the "Restated Certificate"), both series of Preferred Shares will bear cumulative dividends at the rate of 6.5% per annum for three years. In addition, each series will have the right to elect one director to the Company's Board of Directors, although voting rights otherwise will be generally limited to specified matters. The Preferred Shares will be subject to mandatory redemption by the Company in 10 years following initial issuance and to redemption at the option of the holder upon the occurrence of specified changes in control or major acquisitions. The other rights and preferences of the Preferred Shares will be as set forth in the Restated Certificate. Upon conversion of the Preferred Shares into shares of Common Stock of the Company, Vulcan will hold approximately 49% of the Company's outstanding Common Stock and MCI WorldCom will hold approximately 37%, with the remaining 14% held by other current public stockholders and optionees (on a pro forma fully-diluted basis, using the treasury method, based on common stock and options outstanding as of June 20,
1999). As a result, Vulcan's beneficial ownership will continue to be sufficient to control the vote on most matters submitted to the stockholders of the Company. The Transaction, including adoption of the Restated Articles, is subject to certain conditions, including approval by the stockholders of the Company. Vulcan, a 47% stockholder of the Company, has agreed to vote its shares of the Company in favor of the Transaction and against any alternative transaction unless the Agreement is terminated pursuant to its terms. Pending consummation of the Transaction, Vulcan has committed to provide the Company with up to $30 million in secured financing on an interim basis.

     The terms of this agreement are more specifically set forth in the Stock Purchase Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                                       2.

     On June 21, 1999, the Company, MCI WorldCom and Vulcan issued a press release related to the Stock Purchase Agreement. The press release is attached hereto as Exhibit 99.2.

         Annual Stockholders Meeting

     In order to present to the Company's stockholders a proposal to approve the Transaction and related matters during the Company's 1999 Annual Meeting of Stockholders, the date of the meeting will be delayed by more than 30 days from the date of the Company's 1998 Annual Meeting of Stockholders, which took place on June 26, 1998. Accordingly, the deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 1999 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is July 20, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is July 20, 1999. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.




                                       3.

         Risk Factors

      The following are risk factors and warnings you should consider before making an investment decision. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE WILL NEED ADDITIONAL FUNDS

      We have suffered recurring losses from operations. We have a net capital deficiency that raises substantial doubt about our ability to continue as a going concern. At March 31, 1999, we had working capital of $15.2 million. At our current level of operations and rate of negative cash flow, management anticipates that our cash and cash equivalents will be adequate to satisfy the Company's operating loss and capital expenditure requirements through mid-July 1999. We are working with an investment banking firm to identify a strategic partner that will facilitate the deployment of our high-speed network. We are currently in discussions with various potential partnership candidates. Management anticipates that such strategic partner will also provide financing for our future operations. In the event that we do not enter into a strategic partnership in June 1999, management plans to reduce the level of operations of the Company and consider other financing alternatives that will enable us to continue as a going concern. There can be no assurance that financing will be available to us or that we will be able to successfully negotiate an agreement with a strategic partner. The most recent report of independent public accountants on the company's financial statements includes an explanatory paragraph describing uncertainties concerning the company's ability to continue as a going concern.

      We intend to continue development of our next-generation, high-speed network and modem and deployment and commercialization of Ricochet. In order to do so, we will need to raise additional funds through the sale of equity or debt securities in private or public financings or through strategic partnerships. There can be no assurance that additional financing will be available on terms favorable to the Company, if at all. In addition, Vulcan Ventures Incorporated control position may deter or discourage investors who may otherwise have provided financing to the Company. If the Company cannot obtain additional financing, it may be required to scale back its development and commercialization activities, which could seriously harm the Company's business, financial condition and results of operations.

      On June 20, 1999, we entered into an agreement with Vulcan and MCI WorldCom, Inc. under which we are to receive an aggregate of approximately $600,000,000, less investment banking and other professional fees in connection with the transaction, in exchange for preferred stock of the Company. Any failure to close the transaction according to its terms would seriously harm our business, financial condition and results of operations.

                                        4.

WE MAY HAVE DIFFICULTY DEPLOYING RICOCHET

      Our future success depends on the successful deployment of Ricochet in major metropolitan areas of the United States. Before offering Ricochet service, we must complete deploying the network in a portion of a metropolitan area that is large enough to justify commencement of marketing and sales efforts. Deploying the network includes obtaining site agreements, designing the network configuration, installing the network infrastructure and testing the network. After initial deployment and commencement of service in a portion of a metropolitan area, we can extend the geographic coverage of the Ricochet network to additional portions of the metropolitan area. Problems or delays in carrying out the deployment plan could have a material adverse effect on our business, financial condition and results of operations. We have has limited prior experience in deploying and operating a wireless data communications service. Accordingly, the timing or extent of the deployment of Ricochet is uncertain.

      The construction of our networks will depend to a significant degree on our ability to lease or acquire sites for the location of our network equipment and to maintain agreements for such sites as needed. We install most of our Ricochet network radios on streetlights on which we lease space from electric utilities, municipalities or other local government entities. In addition, we often must contract with providers of electricity to the street lights to provide power for our network radios and with owners of the right-of-way in which street lights are located. Completing these complex contracts has caused significant delays in deploying Ricochet networks. We must deal separately with each city in which we plan to deploy our network. In some instances, cities have never faced requests similar to ours, are reluctant to grant such rights or do not have a process in place to do so. We must then meet with various municipal organizations to discuss issues such as pricing, health and safety concerns, traffic disruption, aesthetics and citizen concerns. If we are unable to negotiate, renew or extend site agreements in a timely manner and on commercially reasonable terms, or at all, we would need to obtain sites to deploy network radios on commercial buildings, residential dwellings or similar structures. Deploying a large area in this manner could be significantly more expensive than installing network radios on street lights and may be restricted or prohibited by a municipality. We also lease space on building rooftops for our Wireless Access Point ("WAP") sites. In connection with the leasing of WAP sites, we face competition with other providers of wireless communication services. We expect that the site acquisition process will continue throughout the construction of our networks. Each stage of the process involves various risks and contingencies, many of which are not within our control and any of which could adversely affect the construction of the our networks should there be delays or other problems.

OUR PRODUCTS MAY NEVER BE ACCEPTED IN THE MARKET

      The market might not accept Ricochet. A broad market for wide area wireless data communications services has not yet developed. As a result, we cannot reliably estimate the extent of the potential demand for Ricochet service. In addition, we have limited experience marketing its Ricochet service. As of March 31, 1999, we had approximately 26,800 subscribers. We believe that market acceptance depends principally on:

     -  cost competitiveness,

      -  data rate,

      -  ease of use, including compatibility with existing applications,

      -  cost and size of Ricochet modems,

      -  extent of coverage,

      -  customer support,

      -  marketing,

      -  distribution and

      -  pricing strategies of Metricom and our competitors,
                                        5.

      -  Our reputation and

      -  general economic conditions.

      Some of the foregoing factors are beyond our control. If our customer base for Ricochet does not expand as required to support the deployment of additional networks, our business, financial condition and operating results will be materially adversely affected. In addition, the market for wireless communications services is characterized by a high customer turnover rate. We might not be able to retain existing or future customers.

WE MAY HAVE DIFFICULTY OBTAINING ADDITIONAL CAPITAL

      We intend to continue to develop, deploy and commercialize our Ricochet networks. The timing and amount of capital expenditures may vary significantly depending on numerous factors including:

      -  market acceptance of Ricochet,

      - availability and financial terms of site agreements for our network infrastructure,

      -  technological feasibility,

      -  availability of Ricochet radios and modems and

      - availability of sufficient management, technical, marketing and financial resources.

      We will need to raise additional funds through the sale of its equity or debt securities in private or public financings or through strategic partnerships in order to complete the deployment and commercialization of Ricochet. Funds raised may prove insufficient to fund planned deployment. Additional financing might not be available or, might only be available on unfavorable terms. If we cannot obtain additional financing, we may be required to scale back the planned deployment of our Ricochet networks and reduce capital expenditures, which would have a material adverse effect on our business, financial condition and operating results.

WE HAVE ONLY A LIMITED OPERATING HISTORY AND WE EXPECT TO CONTINUE TO GENERATE LOSSES

      Our Ricochet technology is at an early stage of development and has been in commercial operation for only a short period of time; consequently, we have limited historical financial information for you to evaluate. We will incur significant expenses in advance of generating revenues and is expected to realize significant operating losses in the future as a result of the continuing development, deployment and commercialization of its Ricochet networks. Our future operating results are subject to a number of risks, including our ability to implement our strategic plan, to attract and retain qualified individuals and to raise appropriate financing as necessary. As such, the timing and extent of revenue receipts and expense disbursements and our ability to successfully complete all of the tasks associated with developing and maintaining a successful enterprise are all uncertain. In addition, we might not successfully manage our operations. Management's failure to guide and control growth effectively (including implementing adequate systems, procedures and controls in a timely manner) could have a material adverse effect on our financial condition and results of operations.

      Expenditures associated with the development, deployment and commercialization of the Company's wireless network products and services had led to cumulative net losses through March 31, 1999 of approximately $248.5 million. The Company expects to incur significant operating losses and to generate negative cash flow from operating activities during the next several years while it continues to develop and deploy its Ricochet networks and build its customer base. There can be no assurance that the Company will achieve or sustain profitability or positive cash flow from operating activities in a timely manner.

                                        6.

OUR PRODUCTS ARE SUBJECT TO REGULATION

      Federal Regulation. We are subject to various FCC regulations. Under the Communications Act, the FCC regulates non-government use of the electromagnetic spectrum in the United States, including the 902 - 928 MHz frequency band (the "900 Band") currently used by the Company's radio products, and the 2400 - 2483.5 MHz band (the "2.4 GHz Band") and 2305 - 2360 MHz bands (the "2.3
GHz Band") where we are proposing commercial operations in the near future. Part 15 of the FCC's regulations provides that a license is not required for the operation of certified radio equipment in the 900 MHz and 2.4 GHz Bands. We design our license-free products to conform with, and be certified under, the FCC's Part 15 spread spectrum rules. Operations in the 2.3 GHz Band will be in accordance with FCC regulations for the Wireless Communications Service ("WCS"), a licensed service governed by Part 27 of the FCC's regulations.

      Certain licensed and unlicensed uses of the 900 MHz and 2.4 GHz Bands, including industrial, scientific and medical equipment, the United States government, amateur radio services and, in certain instances, location and monitoring systems, take precedence over license-free operation of the Company's products and other Part 15 products. Our products must not cause harmful interference to any equipment operating in the band and must accept interference from all authorized equipment operating in the band. If we cannot eliminate any such harmful interference caused by our products through technical or other means, or are unwilling to accept interference caused by others to our services, we or our customers could be required to cease operations in the band in the locations affected by the harmful interference. Additionally, in the event the license-free 900 MHz or 2.4 GHz Bands become unacceptably crowded, and no additional frequencies are allocated by the FCC, our business, financial condition and results of operations could be materially and adversely affected.

      Operation in the 2.3 GHz WCS Band is pursuant to licenses that we purchased at an FCC spectrum auction. These licenses, issued on July 21, 1997, authorize the provision of service only in the Northeastern, Central and Western United States Regional Economic Areas, and in the St. Louis, Missouri, Portland Oregon and Seattle, Washington Major Economic Areas. When the FCC adopted regulations for WCS, it required that WCS licensees provide certain protections for the adjacent channel Wireless Cable and Instructional Television Fixed services for a period of five years. There is currently pending at the FCC a contested Petition For Reconsideration requesting that this protection period be extended to ten years. While we believe that we can provide the requisite protection to adjacent channel users, there can be no assurance that we can be provided such protection in a technically or economically feasible manner.

      The WCS operations will require the use of equipment that is certified by the FCC. While we believe we can develop certified 2.3GHz equipment which performs satisfactorily with our certified equipment operating in the license-free bands, there can be no assurance that we can develop such equipment, or that we can developed it in a timely and economical manner. The licenses for WCS require us to provide "substantial service" to the public in the authorized service areas within ten years of the license grant. In addition, while the WCS licenses expire in ten years, the FCC will grant a "renewal expectancy" to licensees whose operations have been in accordance with the FCC's regulations. Although there can be no assurance of compliance with all of the WCS requirements, we believe that we can comply with all of the conditions in an economically efficient manner. Failure to meet any one or all of these conditions could materially and adversely affect our business, financial condition and results of operations.

      The regulatory environment in which we operate is subject to change. Changes in the regulation of our activities by the FCC, as a result of its own regulatory process or as directed by legislation or the courts, including changes in the allocation of available spectrum, could have a material adverse effect on us, and we might deem it necessary or advisable to move to another of the Part 15 unlicensed bands or to obtain the right to operate in additional licensed spectrum. Redesigning products to operate in another band could be expensive and time consuming, and there can be no assurance that such redesign would result in commercially viable products. In addition, there can be no assurance that, if needed, we could

                                       7.

obtain appropriate licensed or unlicensed spectrum on commercially acceptable terms, if at all. On an ongoing basis, the FCC proposes and issues new rules and amendments to existing rules that affect our business. We closely monitor the FCC's activities and, when appropriate, actively participate in policy and rulemaking proceedings. We are currently monitoring several proceedings at the FCC that could have an impact on us. If the FCC adopts rules that directly or indirectly restrict our ability to conduct our business as currently conducted or proposed to be conducted, our business, financial condition or operating results could be materially adversely affected.

      The FCC has adopted, and affirmed through reconsideration, rules for the Location and Monitoring Service ("LMS"), a licensed service replacing the Automatic Vehicle Monitoring service operating in the 900 MHz Band. There is currently very limited LMS operation; however, the FCC has recently concluded an auction where only four entities purchased licenses for the entire country.
This could lead to the proliferation of LMS systems. In adopting the LMS rules, the FCC affirmed the right of Part 15 users such as Metricom to operate in this frequency band, provided certain "safe harbors," and authorized operation so long as it does not cause "harmful interference," which was specifically defined by the FCC. In addition, the FCC provided that all LMS licenses would be conditioned upon testing with the Part 15 community to assure that there is no harmful interference to Part 15 operations. While the LMS auction could lead to increased congestion in the 900 MHz Band, we believe that there are sufficient means to mitigate harmful interference to our operations. There can be no assurance, however, that the operation of one or more of our network installations at particular locations would not be adversely affected by existing or proposed LMS operations or that extensive LMS operations would not have a material adverse effect on our business, financial condition or operating results.

      In March 1997, the FCC initiated a rulemaking proceeding in response to a request filed by the American Radio Relay League, Inc. on behalf of amateur radio operators. The FCC proposed to amend its rules for the Amateur Radio Services to allow amateur stations greater flexibility in the use of high-powered spread spectrum technologies in, among others, the 900 MHz Band. To protect other users, including Part 15 users such as Metricom, the FCC proposes to require spread spectrum equipment used by amateur radio licensees to use the minimum power necessary and to incorporate automatic power control circuitry in their equipment to reduce the potential for interference. If the FCC ultimately adopts rules as proposed, amateur spread spectrum operations might interfere with our operations in certain discrete geographic areas. Although we believe we would be able to overcome such interference, if any, by installing additional network radios and other measures, there can be no assurance to that effect.

      Wireless networks such as ours are subject to certain Federal Aviation Administration and FCC guidelines regarding the location, lighting, construction and modification of structures and antennas used in connection with the radio spectrum. In addition, the FCC has authority to enforce certain provisions of the National Environmental Policy Act as they may apply to our facilities. The FCC recently adopted rules containing guidelines and methods for evaluating the environmental effects of radio frequency emissions from FCC-regulated transmitters. The rules categorically exclude low power, Part 15 devices of the type used by Metricom from routine environmental evaluation because they offer little or no potential for exposure in excess of specified health and safety guidelines. The environmental evaluation rules do apply to the 2.3 GHz equipment being developed by Metricom for WCS operations. The FCC also incorporated into its rules provisions of the Telecommunications Act of 1996 that preempt state and local governmental regulation over the placement of radio frequency devices based on radio frequency environmental effects. Despite these actions, some public concerns about radio frequency emissions remain. Regulatory action in response to these concerns could have a material adverse effect on our business, financial condition and results of operations.

      The FCC has issued a Notice of Proposed Rulemaking concerning implementation of the Communications Assistance For Law Enforcement Act ("CALEA"). CALEA requires entities offering certain communications services to provide a means by which law enforcement agencies can conduct electronic surveillance in the face of changing communications technologies. Because of exemptions provided in the act itself, we believe that the CALEA provisions do not apply to our operations. If the

                                       8.

FCC or the courts nevertheless require us to implement CALEA compliance capability, such action could have a material adverse impact on our business, financial condition and results of operations.

      In April, 1988, the FCC proposed rules for the operation of radio frequency ("RF") lighting devices in, among others, the 2.4 GHz frequency band. RF lighting devices are governed by Part 18 of the FCC's rules and are among the "senior" users in the unlicensed frequency band. While the FCC did not propose to modify operations in the 2.4 GHz band, the proposal recognizes and encourages further RF lighting devices. In our comments, we urged the FCC to limit the amount of power generated by RF lighting devices in the band. If the FCC chooses not to limit the power generated by RF lighting devices in the 2.4 GHz band, RF lighting devices could interfere with our operations in certain discrete geographic areas. While we believe we could overcome such interference, if any, there can be no assurance that the proliferation of RF lighting devices in the
2.4 GHz band would not have a material adverse affect on our business, financial condition and results of operations.

      State and Local Regulation. We often want to place our network radios and WAPs on public rights-of-way and other public property. Due to state and local right-of-way, zoning and franchising issues, we are not always able to place our radios in the most desirable locations, on an optimal schedule or in the most cost-effective manner. There can be no assurance that state and local processes associated with radio location will not have a material adverse effect on our business, financial condition or operating results.

      As a result of amendments to the Communications Act of 1934, certain states may attempt to regulate us with respect to the terms and conditions of service offerings. While we believe that state regulation, if any, will be minimal, there can be no assurance that such regulation will not have a material adverse effect on our business, financial condition or operating results.

      Internet Regulation. Due to the increase in Internet use and publicity, it is possible that new laws and regulations may be adopted, and that changes in existing laws may be made, with respect to the Internet, including laws regarding privacy, pricing and characteristics of services or products. Certain other legislative initiatives, including those involving taxation of Internet services and transactions, have also been proposed. Any legislation or regulation regarding the Internet could adversely impact our ability to provide planned services and have a material adverse affect our business, financial condition and results of operations. We cannot predict the impact, if any, that future laws or any legal changes may have on our business.

OUR TECHNOLOGY IS STILL BEING DEVELOPED

      Our networks have not been in commercial operation for an extended period of time. We are also developing a high-speed technology called Ricochet2. We have not placed Ricochet2 in commercial operation. Unforeseen problems may develop with respect to our technology or products or we may be unsuccessful in completing the development of our technology and products. Significant risks remain as to the technological performance of our services and products. These include, for example:

      -  firmware failures,

      -  problems associated with large-scale deployment,

      - inability of networks to meet expected performance in data rate, latency, capacity and range,

      -  hardware reliability and performance problems,

      - problems associated with links between Ricochet network radios, WAPs, the wired backbone and other wired networks,

      -  excessive interference with or by our networks,

      -  failure to receive FCC certification,

      -  inability to reduce product size and cost,

      -  timing of completion of development and
                                       9.

      - preclusion from commercialization by proprietary rights of third parties.

      Given the limited deployment of Ricochet to date, there can be no assurance that selected Ricochet network components will be adequate to meet the geographic and radio frequency propagation characteristics of new areas of development. For example, in mid-1995, because of network performance problems discovered during the initial deployment of the Ricochet network in the Silicon Valley, we had to redesign certain portions of our Ricochet radios and modems to improve transmission and reception quality and upgrade all of the radios that had been deployed to date. Further, we might not successfully complete the development of Ricochet2 or other technology and products. Delays in implementation of our networks as a result of technical difficulties could have a material adverse effect on our business, financial condition and operating results.

WE OPERATE IN A COMPETITIVE INDUSTRY

      Competition in the market for data communications services is intensifying and a large number of companies in diverse industries are expected to enter the market. There can be no assurance that we will be able to compete successfully in this market. A number of privately and publicly held communications companies have developed or are developing new wireless and wired data communications services and products using competing technologies. The competition can be placed into two categories: portable and fixed access. While Ricochet can be used as a fixed point service, it is positioned primarily as a portable service with its largest competitive advantages being portability and low flat rate pricing.

      Portable Services. Companies offering portable data communications services include CDPD, cellular analog, PCS, ARDIS, RAM and two-way paging. The primary attributes distinguishing these competitors are speed, price and availability. The Company estimates that user throughput speed for these competitors range from 2 to 10 kbps. Pricing is typically based on per kilobyte or per minute charges, making heavy usage very expensive. CDPD is either installed or being installed in a number of metropolitan areas, but complete coverage and roaming arrangements are not yet in place. Analog and digital cellular networks are widely available throughout the United States and, with the addition of a special modem, can also be used for sending data. ARDIS (owned by American Mobile Satellite) and RAM (owned by BellSouth Corporation), are widely installed and operating across the United States and in some foreign countries. ARDIS, RAM and two-way paging are currently not compatible or fast enough for standard Internet browsers.

      Fixed-Point Access. A variety of fixed point high-speed (up to 1 Mbps) data technologies for both wired and wireless products are in various stages of development. Fixed-point data services and technologies include XDSL, wireless LANs, cable modems, satellite service, Integrated Services Digital Network ("ISDN") and AT&T's digital wireless service. These services are aimed at providing data connectivity to the home or office at speeds that will support future video & multimedia applications over the Internet, and typically require either high quality phone line connections or special modems and hardware. There can be no assurance that our competitors will not succeed in developing new technologies, products and services that achieve broader market acceptance or that could render Ricochet obsolete or uncompetitive.

      Internet Access Services. Our Internet access services compete with those currently offered by a large number of companies. We believe that existing competitors include numerous national and regional independent Internet service providers, established on-line service providers such as American Online and the Microsoft Network, as well as long distance and regional telephone companies. These services are typically offered over the phone network at speeds ranging between 28.8 and 56.6 kbps. Certain competitors could choose to offer Internet or on-line services at a price substantially below that of Ricochet. Such actions would place us at a substantial competitive disadvantage. The competitive environment could limit our ability to grow our subscriber base and retain existing subscribers and could cause us to spend more on selling, marketing and product development activities. These factors could have a material adverse effect on our financial condition and operating results.

                                       10.

      Our competitors are becoming increasingly aware of the commercial value of technical findings and are becoming more active in seeking patent protection and licensing arrangements for the use of technology that others have developed. The development by others of new products and processes competitive with or superior to ours could render our products obsolete or uncompetitive. Our competitive position also depends upon our ability to attract and retain qualified personnel, obtain patents or otherwise develop proprietary products or processes, and secure sufficient capital resources.

      A broad market for wide area wireless data communications services has not yet developed. In order for the market to develop and for wireless services to compete effectively with widely available wired solutions, we believe that wireless data communications services will need to provide data rates and functionality comparable to those of the predominant mode of wired communications at an affordable cost without compromising ease of use.

WE OPERATE IN AN INDUSTRY WITH RAPIDLY CHANGING TECHNOLOGY

      The market for data communications systems is characterized by rapidly changing technology and evolving industry standards in both the wireless and wireline industries. Our success will depend to a substantial degree on our ability to develop and introduce in a timely and cost-effective manner enhancements to its existing systems and new products that meet changing customer requirements and evolving industry standards. For example, increased data rates, such as those provided by wired solutions like ISDN, may affect customer perceptions as to the adequacy of the Company's services and may also result in the widespread development and acceptance of applications that require a higher data rate than the Company's Ricochet service currently provides. There can be no assurance that the Company's technology or systems will not become obsolete upon the introduction of alternative technologies. If the Company does not develop and introduce new products and services and achieve market acceptance in a timely manner, its business, financial condition and operating results could be materially and adversely affected.

VULCAN CAN EXERT SIGNIFICANT CONTROL OVER METRICOM

      In January 1998, Vulcan Ventures Incorporated acquired 4,650,000 shares of Metricom's common stock bringing Vulcan's beneficial ownership to approximately 49.5% of our outstanding common stock. As a result, Vulcan can control most matters submitted to a vote of the stockholders, including the election of members of the Board (other than the independent directors) and significant corporate transactions. Accordingly, Vulcan can control or significantly influence actions taken by the Board or by Metricom and can limit the ability of our current stockholders to affect or influence Metricom's direction and the composition of our Board.

      In addition, conflicts of interest may arise as a consequence of the control relationship between Vulcan and Metricom, including:

      - conflicts between Vulcan, as a stockholder with effective control of Metricom and the other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions,

      - conflicts arising in respect of corporate opportunities that we could be pursue, on the one hand, or by Vulcan and any of its other affiliated entities, on the other hand, or

      - conflicts arising in respect of any new contractual relationships between us, on the one hand, and Vulcan and any of its other affiliated entities, on the other hand.

      In addition, Vulcan's beneficial ownership of approximately 49.5% of the outstanding common stock makes it more difficult for a third party to effect a change in management or to acquire control of Metricom without the approval of Vulcan and, therefore, may delay, prevent or deter a proxy contest for control of Metricom or other changes in management, or discourage bids for a merger, acquisition or tender offer, in which our stockholders could receive a premium for their shares. The common stock Purchase Agreement, dated October 10, 1997, between Metricom and Vulcan (the "Stock Purchase

                                      11.

Agreement"), provides that transactions between Vulcan and Metricom outside the ordinary course of business or having a dollar value of $25,000 or more must first obtain the approval of the Independent Directors (as defined in the Stock Purchase Agreement). To the extent that conflicts arise as a result of Vulcan's control relationship that are not subject to such requirement, it is anticipated that the Board of Directors would be guided by its fiduciary obligations as directors under the Delaware General Corporate Law, included the directors' duty of loyalty.

      Although the Stock Purchase Agreement contains a number of provisions designed to protect stockholders in the event of, among other things, a proposal by Vulcan to acquire the Company or a proposal to sell the Company to a third party, the Stock Purchase Agreement does not require Vulcan to sell its controlling block of shares, even if an offer is made that might be attractive to the other stockholders. Moreover, there can be no assurance that any of the stockholder protection measures included in the Stock Purchase Agreement will be effective in any particular case.

OUR TECHNOLOGY IS SUBJECT TO PATENT AND INTELLECTUAL PROPERTY UNCERTAINTIES

      Our success depends in part on our ability to:

      -  Obtain patents

      -  Protect trade secrets

      -  Operate without infringing upon the proprietary rights of others

      -  Prevent others from infringing on our proprietary rights

      Our technology will be protected from unauthorized use by others only to the extent that it is covered by valid and enforceable patents or effectively maintained as trade secrets.

      Our policy is to file patent applications to protect our technology, inventions and improvements to our inventions that we consider important to our business. We rely on a combination of patent, copyright, trademark and trade secret protection and non-disclosure agreements to establish and protect our proprietary rights. We have been issued 25 patents in the United States, which expire between 2006 and 2016. Foreign patents corresponding to one domestic patent have been granted in four foreign countries, foreign patents corresponding to one other U.S. patent have been approved for grant in three foreign countries, and other foreign and domestic patents are pending. There can be no assurance that patents will issue from any pending applications or, if patents do issue, that claims allowed will be sufficiently broad to protect our technology. We also own over 30 United States trademark registrations and approximately 20 foreign counterparts. There can be no assurance that any of our current or future patents or trademarks will not be challenged, invalidated, circumvented or rendered unenforceable, or that the rights granted thereunder will provide us with significant proprietary protection or commercial advantage to. We are not aware of any infringement of our patents, trademarks or other proprietary rights by others.

      Although we have pursued and intend to continue pursuing patent protection of inventions that we consider important, we believe that other competitive factors are more important than our patent position. However, these patents may not preclude competitors from developing equivalent or superior products and technology. There can be no assurance that the measures we adopt for the protection of our intellectual property will be adequate to protect our interests.

      We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop substantially equivalent proprietary information or otherwise gain access to or disclose our information. It is our policy to require our employees, certain contractors, consultants, directors and parties to

                                       12.

collaborative agreements to execute confidentiality agreements upon the commencement of such relationships. These agreements might:

      - be breached, not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information or permit our trade secrets to otherwise become known or be independently discovered by our competitors.

      Our commercial success will also depend in part on us not infringing the proprietary rights of others and not breaching technology licenses that cover technology we use in the our products. Third party patents may require us to develop alternative technology or to alter our products or processes, obtain licenses or cease certain activities. If any such licenses are required, we might not be able to obtain such licenses on commercially favorable terms, if at all. If we cannot obtain a license to any technology that we may require to commercialize our products and services, such failure could have a material adverse effect on us. We may have to resort to potentially costly litigation to enforce any patents issued or licensed to us or to determine the scope and validity of third party proprietary rights.

WE MAY HAVE DIFFICULTY MANAGING GROWTH

      Management of growth is especially challenging for a company with a short operating history and the failure to effectively manage growth could have a material adverse effect on our business, financial condition and operating results. Development, deployment and commercialization of Ricochet has required and will continue to require management of a number of operational activities in which we have little or no prior experience, including the administration of its subscriber base, maintenance and support of Ricochet hardware and software and management of our activities and properties in dispersed locations. We might not be able to manage the growth of its business successfully.

WE HAVE LIMITED SOURCES OF SUPPLY

      We generally use standard component parts that are available from multiple sources. However, certain component parts used in our products are available only from sole or limited source vendors. Our reliance on these sole or limited source vendors involves certain risks, including the possibility of a shortage of certain key component parts and reduced control over delivery schedules, manufacturing capability, quality and costs. In addition, some key component parts require long delivery times. We have in the past experienced delays in its ability to obtain certain key component parts from suppliers. In the event of future supply problems from our sole or limited source vendors, any inability to develop alternative sources of supply quickly and on a cost-effective basis could materially impair our ability to manufacture and deliver our products and to implement our services.

WE DEPEND ON OUR KEY EMPLOYEES

      Because of the technical nature of our business, we significantly depend on the principal members of our management and engineering staff. Our success will depend largely on our ability to attract and retain highly skilled engineering and managerial personnel. Competition for such personnel is intense. We cannot assure you that we will be successful in attracting and retaining such personnel. The failure to maintain our management and engineering staff and to attract additional key personnel could materially adversely affect our business, financial condition and results of operations. In addition, many of our key employees hold stock options that are vested or may be fully vested before we achieve significant revenues or profitability. We intend to grant additional options and provide other forms of incentive compensation to attract and retain our key personnel, but we cannot guarantee these efforts will be successful.

WE HAVE LIMITED MANUFACTURING EXPERIENCE AND CAPABILITY AND WE FACE INVENTORY MANAGEMENT RISKS

      We have limited experience in large-scale manufacturing. Our printed circuit boards and other subassemblies are assembled on a contract basis by local manufacturers. Final assembly and testing operations are performed internally. Our believes that we have or can secure adequate capacity to meet forecasted demand for our products and networks for at least the next 12 months. However, if customers

                                       13.

begin to place large orders for our products or if we decide to accelerate deployment of Ricochet, our present manufacturing capacity may prove inadequate. To be successful, our products and components must be manufactured in commercial quantities at competitive cost and quality. Our long-term manufacturing strategy is to supplement our manufacturing capabilities by increasing outsourcing of product assembly and testing and by licensing other companies to manufacture certain of our products. In the future, we will be required to achieve significant product and component cost reductions. If we are unable to develop or contract for manufacturing capabilities on acceptable terms and if product and component cost reductions are not achieved, our competitive position, and our ability to achieve profitability, would be materially impaired.

      Effective inventory management requires us to accurately forecast demand for our services and products and to adequately take into account the introduction of new or replacement products. Failure to manage this process effectively could result in insufficient inventory to meet demand, thereby limiting revenues and deployment of Ricochet networks, or could result in excess inventory that may become obsolete before it is sold, either of which could have a material adverse effect on our business, financial condition or operating results.

WE MAY FACE QUARTERLY FLUCTUATIONS

      We believe that our future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside our control. These factors include:

      - the significant cost of building its Ricochet networks (including any unanticipated costs associated therewith),

      - fluctuating market demand for our services,

      - establishment of a market for the Ricochet service,

      - pricing strategies for competitive services,

      - delays in the introduction of our services,

      - new offerings of competitive services,

      - changes in the regulatory environment,

      - the cost and availability of Ricochet infrastructure and

      - subscriber equipment and general economic conditions.

THE MARKET PRICE OF OUR STOCK MAY BE HIGHLY VOLATILE

      The market prices for securities of emerging telecommunications companies like us have been highly volatile. Announcements may have a significant impact on the market price of our common stock. Such announcements may include:

      - technological innovations or new commercial services by us or our competitors

      - developments concerning proprietary rights, including patents and litigation matters

      - regulatory developments in both the United States and foreign countries

      - general market conditions

      - comments made by analysts, including changes in analysts' estimates of our financial performance

      - quarterly fluctuations in our revenues and financial results

      The stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market prices for emerging telecommunications companies and which have

                                       14.

often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's stock, securities class action litigation has occurred against the issuing company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our revenues and earnings. Any adverse determination in such litigation could also subject us to significant liabilities.

WE RELY HEAVILY ON SOUTHERN CALIFORNIA EDISON

      We have relied to date primarily on Southern California Edison ("SCE") as the principal source of our revenues. Revenues from SCE accounted for 84%, 72%, 51%, 12% and 7% of our total revenues in 1994, 1995, 1996, 1997 and 1998 respectively. As of December 31, 1998, SCE was the only company to have made a commitment to purchase a large volume of our products. We expect only a small amount of revenues from SCE in 1999 and thereafter.

DELAWARE LAW AND CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS HAVE THE EFFECT OF MAKING A TAKEOVER OF US MORE DIFFICULT

      Certain provisions of our charter documents may make it more difficult for a third party to acquire control of us. Our board of directors may issue up to 2,000,000 shares of preferred stock and may determine the price, rights, preferences, privileges, and restrictions, including voting and conversion rights, of these shares of preferred stock. These determinations may be made without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by the rights of the holders of preferred stock currently outstanding and any preferred stock that may be issued in the future. While we have no present intention to issue shares of preferred stock, such issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our voting stock. In addition, such preferred stock may have other rights, including economic rights, senior to our common stock. As a result, the issuance of preferred stock could decrease the market value of our common stock.

      Our certificate of incorporation provides that members of the board of directors may be removed only for cause upon the affirmative vote of holders of at least a majority of the shares of our outstanding capital stock entitled to vote. Certain other provisions of our certificate of incorporation could also have the effect of delaying or preventing changes of control or in management. Such a delay or preventive effect could adversely affect the price of our common stock. Among other things, these provisions:

      - provide for a classified board of directors

      - require that stockholder actions occur at duly called stockholder meetings

      - require advance notice of stockholder proposals and director nominations and

      - provide that vacancies on the Board be filled by persons elected by a majority of the remaining directors

      Certain provisions of Delaware law could also delay, prevent, or make more difficult a merger, tender offer, or proxy contest involving our company. These provisions could decrease the market value of our common stock.

      We are subject to the provisions of Section 203 of the Delaware GCL, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

                                       15.

WE FACE RISKS IN CONNECTION WITH THE YEAR 2000

      Many installed computer systems and software products were programmed to accept only two digits in the date code field. As the year 2000 approaches, these code fields will need to accept four digit entries to distinguish years beginning with "19" from those beginning with "20." As a result, in the next year, computer systems and software products used by many companies may need to be upgraded.

      In the third quarter of 1998, Metricom began a plan to remedy potential problems in connection with the year 2000. We are presently assessing, testing and remedying our various systems and software. We recently upgraded our business and financial systems to a version that our vendor has certified to be year 2000 compliant. We are assessing whether our microcellular commercial data networks are year 2000 compliant. These networks depend upon third parties for telecommunications services and power. If our providers of these services are not year 2000 compliant, we may have difficulty using our microcellular commercial networks, which could harm our business, financial condition and results of operations.

      We intend to have our year 2000 assessment, testing, remediation efforts and contingency plans complete by the year 2000. We have not incurred material costs in connection with our year 2000 compliance efforts. We estimate that our total costs to address year 2000 compliance will be approximately $300,000, but that cost estimate may change significantly based on the results of our year 2000 plan. We fund costs related to year 2000 issues from operating cash flows. We might not be able to complete our year 2000 assessment, testing and remediation or develop necessary contingency plans prior to year 2000, any of which could materially harm our business, financial condition and results of operations.

      During the next several months, we will communicate with our key suppliers to assess year 2000 compliance. The various products, services, networks and technologies of these suppliers that Metricom uses might not be year 2000 compliant. Similarly, our customers might have or might obtain information technology systems, or other software, systems or products that are year 2000 compliant. Any year 2000 compliance problem facing Metricom or our customers could materially harm our business, financial condition and results of operations. If our year 2000 compliance plan does not successfully resolve all year 2000 compliance issues, we are prepared to use backup systems, where possible, that do not rely on computers. In other critical functions where computer systems are essential, we intend to develop an alternative contingency plan in the coming months.

THE NOTES ARE SUBORDINATED AND DO NOT CONTAIN CERTAIN FINANCIAL COVENANTS

      Our 8% convertible subordinated Notes due 2003 (the "Notes") are subordinated in right of payment to all existing and future senior indebtedness and are structurally subordinated to all liabilities (including trade payables) of the Company's subsidiaries. The Indenture does not restrict the incurrence of senior indebtedness or other indebtedness by the Company or its subsidiaries. On October 29, 1998, the Company entered into a loan agreement with Vulcan for a $30,000,000 line of credit, of which $30,000,000 was outstanding as of March 31, 1999. Amounts drawn down against the line of credit are considered senior indebtedness. By reason of such subordination of the Notes, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company, the assets of the Company will be available to pay the amounts due on the Notes only after all senior indebtedness has been paid n full and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of the Notes -- Subordination."

      Our ability to meet our cash obligations in the future may depend in part upon the ability of our subsidiaries to make cash distributions to us. The ability of our subsidiaries to make distributions to us is and will continue to be restricted by, among other limitations, applicable provisions of the laws of national or state governments and contractual provisions. The Indenture does not limit the ability of our subsidiaries to incur such restrictions in the future. Our right to participate in the assets of any subsidiary (and thus the ability of holders of the Notes to benefit indirectly from such assets) are generally subject to the prior claims of creditors, including trade creditors, of that subsidiary except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subject to any security interest of other creditors of such subsidiary. The Notes, therefore, are structurally subordinated to
                                       16.

creditors, including trade creditors, of our subsidiaries with respect to the assets of the subsidiaries against which such creditors have a claim.

WE MIGHT NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE IN CONTROL

      Upon a change in control, unless waived by holders of in excess of two-thirds aggregate principal amount of the then-outstanding Notes, each holder of Notes may require us to repurchase all or a portion of such holder's Notes. If a change in control were to occur, we might not have sufficient financial resources, or might not be able to arrange financing, to pay the repurchase price for all Notes tendered by holders thereof. In addition, our repurchase of the Notes as a result of a change in control may be prohibited or limited by, or create an event of default under, the terms of agreements related to borrowings which we may enter into from time to time, including agreements relating to senior indebtedness. Our failure to purchase tendered Notes would constitute an event of default under the Indenture. See "Description of the Notes -- Repurchase of Notes at the Option of the Holder Upon a Change of Control."

THERE IS NO EXISTING MARKET FOR THE NOTES

      The Notes constitute a new issue of securities with no well-established trading market. We do not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. The placement agents are not obligated to make such a market and may discontinue any market-making activities at any time without notice. In addition, such market-making activities are subject to limits imposed by the Exchange Act.

      Although prior to the registration of the Notes under the registration statement the Notes were designated for trading through PORTAL, the Notes sold hereunder will no longer be eligible for trading through PORTAL, and no assurance can be given that an active trading market for the Notes will develop or, if such market develops, as to the liquidity or sustainability of such market. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling, or an inability to sell, the Notes. If a market for the Notes develops, any such market may be discontinued at any time. If a public trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Depending on the prevailing interest rates, the market for similar securities and other factors, including our financial condition, the Notes may trade at a discount from their principal amount.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.


      (C)      Exhibits.


EXHIBIT NO.   DESCRIPTION
----------    -----------
       99.1   Stock Purchase Agreement, dated as of June 20, 1999, among Metricom, Inc., a Delaware corporation, MCI WorldCom, Inc., a Georgia corporation, and
              Vulcan Ventures Incorporated, a Washington corporation.

       99.2   Press release, dated June 21, 1999.


                                       17.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   METRICOM, INC.


Date: July 9, 1999                 By: /s/ Timothy A. Dreisbach
                                      -----------------------------------------
                                      Timothy A. Dreisbach
                                      President and Chief Executive Officer



                                      18.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   ------------
   99.1   Stock Purchase Agreement, dated as of June 20, 1999, among Metricom, Inc., a Delaware corporation, MCI WorldCom, Inc., a Georgia corporation, and
          Vulcan Ventures Incorporated, a Washington corporation.

   99.2   Press release, dated June 21, 1999.
